SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 7, 2003

Public Service Company of Colorado

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

001-3280	84-0296600

(Commission File Number)	(IRS Employer Identification No.)

1225 17th Street, Denver, Colorado	80202

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 571-7511

(Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
EX-99.01 Excerpts from Offering Memorandum

Item 5. Other Events

In connection with a private placement of long-term debt, Public Service Company of Colorado (“PSCo”) has prepared an Offering Memorandum for distribution to the potential purchasers. The long-term debt to be issued in the private placement will not be registered under the Securities Act of 1933, as amended, and will not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Excerpts from this Offering Memorandum containing certain financial and other information regarding PSCo are attached as Exhibit 99.01.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

99.01	Excerpts from Offering Memorandum

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Public Service Company of Colorado

By:	/s/ Richard C. Kelly

Name:	Richard C. Kelly
Title:	Vice President and Chief Financial Officer

Dated: March 7, 2003

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